AGREEMENT

     THIS AGREEMENT is entered into as of the 30th day of September, 1997 by and among FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC., a Delaware corporation (the Company), and Michael J. Carroll and James J. Urban (together, the Stockholders).

                                RECITALS

     A. The Company has outstanding various warrants to purchase shares of the Company's common stock, $0.001 par value per share (the Common Stock), including warrants issued in connection with the Company's initial public offering (the Class A Warrants).

     B. Certain sales of Common Stock by the Company occurring after the issuance of the Class A Warrants have triggered anti-dilution provisions of the Class A Warrants which have had the effect of increasing the number of shares issuable upon the exercise of the Class A Warrants.

     C. As a result of such antidilution provisions, the Company lacks sufficient authorized and unissued shares of Common Stock to be able to provide for the exercise of all outstanding warrants and options to purchase Common Stock.

     D.   The Company  intends to  propose to  the stockholders  of  the
Company, for approval at the Company's next annual meeting of stockholders, an amendment to the Company's certificate of incorporation increasing the number of authorized shares of Common Stock to alleviate the current potential shortfall.

     E. Pending approval of the amendment to the certificate of incorporation, the Company desires to make adequate provision for the exercise of all outstanding warrants and options.

     F. The Stockholders, as principal stockholders and executive officers of the Company believe it in their best interest to assist the Company in making such provision.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                               AGREEMENT

     1. Redemption of Shares. If at any time from time to time during the term of this Agreement, the Company does not have sufficient shares of Common Stock to provide for the issuance of shares underlying Common Stock purchase warrants or options which the holders thereof have elected to exercise (a Stock Deficiency), the Company shall redeem, and the Stockholders shall surrender to the Company for redemption, a number of shares equal to their pro rata shares of the Stock Deficiency, up the maximum aggregate amounts set forth below (such maximum aggregate amount of shares for each Stockholder being hereinafter referred to as the Redeemable Shares):

              Stockholder          Maximum Aggregate Amount

          Michael J. Carroll            1,225,000 shares
          James J. Urban                1,225,000 shares

Any Redeemable Shares so redeemed by the Company shall be redelivered from the Company's Treasury to the person or persons exercising the warrants or options that the Company would otherwise be unable to cover as a result of the Stock Deficiency.

     2. Redemption Price. The redemption price for any Redeemable Shares redeemed pursuant to paragraph 1 shall be the same as the price received by the Company upon the exercise of any warrants or options which the Redeemable Shares are used to cover. The redemption price shall be paid to the Stockholders by check or wire transfer contemporaneously with any redemption of Redeemable Shares.

     3.   Custody.

     (a) To facilitate redemptions of the Redeemable Shares, each Stockholder agrees, promptly upon execution of this Agreement, to deposit with the Company, (i) certificates representing the Redeemable Shares and (ii) duly executed stock powers, endorsed in blank, covering the Redeemable Shares. The Company agrees to hold such certificates and stock powers in its custody as provided herein.

     (b) The Redeemable Shares, while in the custody of the Company, shall be deemed to be the property of the Stockholders. Accordingly, the Stockholders shall be entitled to vote the Redeemable Shares, and any cash dividends paid or other payments made with respect to such shares while in the Company's custody shall be for the benefit of, and paid to, the Stockholders in proportion to the number of Redeemable Shares of each Stockholder held in Escrow on the record date applicable to such dividends or other payments. The Stockholders shall not, however, be permitted to transfer or encumber the Redeemable Shares, and any stock dividends or other payments in the form of securities with respect to the Redeemable Shares which would be issuable to the holders of options or warrants upon the exercise thereof shall be held in the Company's custody and shall be deemed Redeemable Shares.

     (c) Within ten (10) business days of the termination of this Agreement, the Company shall deliver to the Stockholders any remaining certificates in its custody representing the Redeemable Shares and any related stock powers.

     4. Stockholders' Representations and Warranties. Each Stockholder represents and warrants to the Company that:

          (a) the Stockholders are the legal and beneficial owner of the Redeemable Shares;

          (b)  the Stockholders have good, valid and marketable title to
     the  Redeemable   Shares,  free   and  clear   of  liens,   claims,
     restrictions or encumbrances of any kind; and

          (c) Upon redemption of any of the Redeemable Shares as provided herein, the Company shall be the owner of such Redeemable Shares free and clear of any liens, claims, restrictions or encumbrances.

     5. Covenants of the Company. The Company hereby covenants and agrees that:

          (a) during the term of this Agreement it will not issue any additional shares of Common Stock, or any warrants, options or other securities exercisable for or convertible into shares of Common Stock; and

          (b) it will use its best efforts to cause an amendment to the Company's certificate of incorporation to be approved at the Company's next annual meeting of stockholders and filed promptly thereafter, increasing the number of authorized shares of the Company's Common Stock to an amount sufficient to cover all outstanding warrants and options.

     6. Term. The term of this Agreement shall continue until the earlier to occur of (a) effectiveness of the amendment to the Company's certificate of incorporation referred to in paragraph 6(a) or (b) the expiration of warrants and/or options in an amount sufficient to eliminate any potential Stock Deficiency.

     7. Entire Agreement. This Agreement contains the complete and entire understanding of the parties with respect to the subject matter hereof, and no modification hereof shall be recognized as valid unless in writing, signed by the parties and dated subsequent to the date hereof. No specific waiver of any of the terms of this Agreement shall be considered as a general waiver.

     8. Assignment. This Agreement may not be assigned by any party without the consent in writing of the other parties hereto.

     9. Governing Law. This Agreement shall be governed by the laws of the State of Illinois without regard to conflict of law principles thereof.

     10. Notices. Any notice or other communication given shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, addressed as follows, or to such other address as a party may designate in like manner from time to time: if to the
Company, addressed to its President at the principal office of the Company; and if to a Stockholder, to the address of the Stockholder as shown on the books of the transfer agent.

     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     12.  Binding Effect.   This  Agreement shall  be binding  upon  and
inure to the benefit of each of the parties hereto and their respective successors, heirs and assigns, if any.

     13. Captions. Captions to paragraphs herein are for purposes of reference only and in no way shall limit, define or otherwise affect the provisions hereof.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                         FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC., a Delaware corporation


                         By:  /s/ Michael J. Carroll
                              Michael J. Carroll, President

                         /s/ Michael J. Carroll
                         MICHAEL J. CARROLL


                         /s/ James J. Urban
                         JAMES J. URBAN

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